UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2025

NorthWestern Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware			000-56598	93-2020320
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NorthWestern Energy Group, Inc.	Common stock	NWE	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.    Entry Into a Material Definitive Agreement.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed, on April 12, 2024, NorthWestern Energy Group, Inc. d/b/a NorthWestern Energy (Nasdaq: NWE) (the “Company”) entered into a $100 million Term Loan Credit Agreement (as subsequently amended, the “Term Loan”) with U.S. Bank National Association ("U.S. Bank"), as lender.
On September 29, 2025, the Company entered into Amendment No. 3 to Term Loan Credit Agreement and Lender Joinder Agreement, pursuant to which the total commitment under the Term Loan increased to $150 million, Mizuho Bank, Ltd. was added as a lender, and U.S. Bank was appointed the administrative agent (in addition to its lender role). The Company has borrowed $150 million under the Term Loan
The Term Loan is unsecured and has a variable annual interest rate determined by the Secured Overnight Financing Rate (SOFR) plus an applicable margin as provided in the Term Loan. The Term Loan is due on April 10, 2026, and may be repaid at any time; however, amounts repaid may not be reborrowed. Proceeds from the Term Loan will be used for general corporate purposes of the Company and its subsidiaries.
Advances under the Term Loan are subject to certain conditions precedent, including the accuracy of certain representations and warranties and the absence of any default or event of default.
The Term Loan has one financial covenant, requiring that consolidated debt to total capitalization ratio be less than or equal to 65 percent. The Term Loan also contains covenants that restrict the Company in respect of, among other things, mergers and consolidations, sales of all or substantially all assets, incurrence of liens and transactions with affiliates. The Term Loan is subject to acceleration upon the occurrence of an event of default, including cross-default to indebtedness in excess of $50 million in the aggregate, change of control (as defined in the Term Loan), entry of judgments of $50 million or more (to the extent not covered by insurance), and the occurrence of certain Employee Retirement Income Security Act of 1974 and bankruptcy events.
The descriptions of the provisions of the Term Loan are summary in nature and are qualified in their entirety by reference to the full and complete terms of the Term Loan.
The lender under the Term Loan and certain of its affiliates have engaged, and in the future may engage, in investment banking transactions, including securities offerings, and in general financing and commercial banking transactions with, and the provision of services to, us and our affiliates in the ordinary course of business and otherwise for which it has received, and will in the future receive, customary fees.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description of Document
10.1*	Amendment No. 3 to Term Loan Credit Agreement and Lender Joinder Agreement**
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

* Filed herewith

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Energy Group, Inc.

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: October 3, 2025